EXHIBIT B-2




               This area to be used for recording purposes only.
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                              SPECIAL WARRANTY DEED


     THIS DEED, made and entered into this _____ day of _____________________, 2002, by and between UNION ELECTRIC COMPANY d/b/a AmerenUE of the City of St. Louis, State of Missouri, ("Grantor") and THE CITY OF BOWLING GREEN of the County of Pike, State of Missouri ("Grantee"),

     WITNESSETH, that Grantor, for and in consideration of the sum of Ten and no/100ths Dollars ($10.00) paid by Grantee, the receipt of which is hereby acknowledged, does by these presents Bargain and Sell, Convey and Confirm unto Grantee, the following described Real Estate, situated in the County of Pike and State of Missouri, to wit:

     Part of the North Half of the Northwest Quarter, all of the Southeast Quarter of the Northwest Quarter and all of the Southwest Quarter of the Northeast Quarter of Section 22, Township 53 North, Range 3 West, Pike County, Missouri, more particularly described as follows:

     BEGINNING at a stone at the southeast corner of the Northwest Quarter of the Northwest Quarter of said Section 22; thence N0(degree)56'56"E, along the Section Line, 100.00 feet; thence S89(degree)34'40"E, 2676.61 feet to the Quarter Section Line; thence S0(degree)53'49"W, along the Quarter Section Line, 100.00 to a stone marking the northwest corner of the Southwest Quarter of the Northeast Quarter of said Section 22; thence S89(degree)01'35"E, along the Quarter Quarter Section Line, 1334.59 feet to the northeast corner of the Southwest Quarter of the Northeast Quarter of said Section 22; then S0(degree)56'57"W, along the Quarter Quarter Section Line, 1320.80 feet to the southeast corner of the Southwest Quarter of the Northeast Quarter of said Section 22; thence N89(degree)17'20"W, along the Quarter Section Line, 1333.40 feet to the southwest corner of the Southwest Quarter of the Northeast Quarter of said Section 22; then N89(degree)42'32"W, along the Quarter Section Line, 1332.99 feet to the southwest corner of the Southeast Quarter of the Northwest Quarter of said
     Section 22; thence N01(degree)01'24"E , along the Quarter Quarter Section Line, 1329.99 feet to the northwest corner of the Southeast Quarter of the Northwest Quarter of said Section 22; thence N89(degree)34'40"W, along the Quarter Quarter Section Line, 1346.68 feet to the point of beginning.

     Containing 87.28 Acres.


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     Subject to that part used for county road right of way and easements, restrictions and rights of way of record.

     TO HAVE AND TO HOLD the same together with all rights and appurtenances to the same belonging, unto Grantee, and to its assigns forever.

     Grantor hereby covenanting that it and its successors and assigns, shall and will WARRANT AND DEFEND the title to the premises unto Grantee, and to its assigns forever against the lawful claims of all persons claiming by, through or under Grantor excepting, however, the general taxes for the calendar year 2002 and thereafter, and special taxes becoming a lien after the date of this deed.

     RESERVING UNTO Grantor, its successors and assigns, the perpetual right and easement in, on, upon, along, over, through, across, and under the following described lands:

     Part of the Northeast Quarter of the Northwest Quarter; part of the Southeast Quarter of the Northwest Quarter and part of the Southwest Quarter of the Northeast Quarter, all in Section 22, Township 53 North, Range 3 West, Pike County, Missouri, more particularly described as follows:

     BEGINNING at the southwest corner of the Southeast Quarter of the Northwest Quarter of said Section 22; thence N01(degree)01'24"E, along the Quarter Quarter Section Line, 100.01 feet; thence S89(degree)42'32"E, 1404.73 feet; thence N00(degree)00'00"W, 746.80 feet; thence N40(degree)47'59"W, 771.00 feet to a point on the northerly boundary of a tract described in deed of record Book 326, page 6388, Pike County Recorder's Office; thence S89(degree)34'40"E, along the northerly line of said tract in Book 326, page 6388, 332.38 feet; thence S40(degree)47'59"E, 733.10 feet; thence S41(degree)01'03"E, 899.72 feet; thence S40(degree)50'21"E, 275.09 feet to the Quarter Section Line; thence N89(degree)17'20"W, along the Quarter Section Line, 1151.58 feet to the southwest corner of the Southwest Quarter of the Northeast Quarter of said Section 22; thence N89(degree)42'32"W, along the Quarter Section Line, 1332.99 feet to the point of beginning.

     Together with the perpetual right, permission, privilege, and authority to survey, stake, construct, reconstruct, erect, place, keep, operate, maintain, inspect, patrol, add to the number of and relocate at will, at any time, and from time to time, in, on, upon, along, over, through, across, and under the herein described easement any and all electrical transmission and substation facilities and equipment including but not limited to a line or lines of towers, poles, conduits and appurtenances, crossarms, wires, cables, transformers, anchors, guy wires, foundations, footings, and any other appurtenances, for the purpose of transmitting electric energy or other power, and for telecommunications; to trim, cut, clear or remove, at any time, and from time to time, by any means whatsoever, from said easement or the premises of the Grantee adjoining the same on either side trees, brush, and any and all obstructions of whatsoever kind or character which, in the judgment of Grantor, may endanger the safety of, or interfere with, the surveying, staking, construction, reconstruction, erection, placement, retention, operation, maintenance, inspecting, patrolling, addition to and relocation of, Grantor's facilities; and the right of ingress and egress to, from, and over the herein described easement


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and any of the adjoining lands of the Grantee at any and all times for doing anything necessary or convenient in the exercise of the rights herein granted; also the privilege of removing at Grantor's option at any time, any or all of Grantor's improvements erected in, on, upon, over, and under the herein described easement.

     RESERVING ALSO unto Grantor, its successors and assigns, an additional perpetual unrestricted right and easement for ingress, egress and all manner of access to its aforesaid facilities. Grantor may, at its sole discretion, construct, maintain and remove a roadway of any type upon said additional easement. Said additional easement shall be on, upon, over, under and through the following described lands:

     Part of the Northwest Quarter of the Northwest Quarter; part of the East Half of the Northwest Quarter and part of the Southwest Quarter of the Northeast Quarter, all in Section 22, Township 53 North, Range 3 West, Pike County, Missouri, more particularly described as follows:

     BEGINNING at a stone in the road marking the southwest corner of the Northwest Quarter of the Northwest Quarter of said Section 22; thence N00(degree)56'56"E, along the Section Line, 100.00 feet to the northwest corner of a tract described in deed of record in Book 326, page 6388, Pike County Recorder's Office; thence S89(degree)34'40"E, along the northerly line of said tract in Book 326, page 6388, 20.00 feet; thence S31(degree)13'41"E, 47.52 feet, thence N89(degree)57'00"E, 1297.22 feet;
     thence on a curve to the right having a radius of 121.50 feet, an arc distance of 105.70 feet, (Ch=S65(degree)07'37"E, 102.40 feet); thence S40(degree)12'14"E 604.64 feet; thence S88(degree)16'54"E, 979.64 feet to the southwesterly line of a 100 foot transmission line easement recorded in Book 275, page 394, Pike County Recorder's Office; thence S40(degree)50'51"E, along the southwesterly line of said easement, 197.50 feet; thence S00(degree)16'00"W, 148.93 feet; thence N90(degree)00'00"W,
     205.00 feet; thence N00(degree)00'00"W, 250.60 feet; thence N88(degree)16'54"W, 926.89 feet; thence N40(degree)12'14"W, 626.94 feet;
     thence on a curve to the left having a radius of 71.50 feet, an arc distance of 62.20 feet, Ch=N65(degree)07'37"W, 60.26 feet); thence S89(degree)57'00"W, 1297.15 feet; thence S68(degree)40'42"W, 25.79 feet to the Quarter Quarter Section Line; thence N89(degree)34'40"W, along the Quarter Quarter Section Line, 22.38 feet to the point of beginning.

     TO HAVE AND TO HOLD the easements aforesaid, with all and singular the rights, privileges, appurtenances and immunities thereto belonging or in anywise appertaining unto said Grantor, its successors, assigns, agents, lessees, tenants, contractors, subcontractors, and licensees, forever.

     Said easements reserved shall run with the land and shall be binding upon the parties hereto, their heirs, successors, executors, administrators, and assigns.

     The Grantee herein agrees that it will not erect any building or structure or create or permit any hazard or obstruction of any kind or character which, in the judgment of Grantor, will interfere with the surveying, staking, construction, reconstruction, erection, placement, retention, operation, maintenance, inspection, patrolling, addition to and relocation of, Grantor's facilities within the aforesaid easements.


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     IN WITNESS WHEREOF, Grantor has executed these presents the day and year first above written.

                                           UNION ELECTRIC COMPANY d/b/a AmerenUE


                                           By: _________________________________
ATTEST:                                                           Vice President

---------------------------------
              Assistant Secretary


ACCEPTED:
                                           CITY OF BOWLING GREEN, MISSOURI


                                           By: _________________________________
ATTEST:                                                           Mayor

----------------------------
              City Clerk




STATE OF MISSOURI   )
                    ) SS
CITY OF ST. LOUIS   )


     On this ______ day of _________________, 2002, before me appeared
________________________________________, to me personally known, who, being duly sworn, did say that he is a Vice President of UNION ELECTRIC COMPANY d/b/a AmerenUE, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that such instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said ____________________________ _______________________ acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the City of St. Louis, Missouri, the day and year first above written.


                                           By: _________________________________
                                                                  Notary Public


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STATE OF MISSOURI   )
                    ) SS
CITY OF ___________ )


     On this ______ day of _______________, 20_____, before me, a Notary Public in and for said County and State aforesaid, personally appeared ________________ _____________________________, to me personally known, who, by me duly sworn, did say that he/she is the Mayor of the CITY OF BOWLING GREEN, and that the seal affixed to the foregoing instrument is the city seal of said city and that the said instrument was signed and sealed in behalf of said city by authority of its City Council; and the said ___________________________________________________
acknowledged said instrument to be the free act and deed of said City.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                           By: _________________________________
                                                                  Notary Public